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                                                                       EXHIBIT 3

                                                      FOR OFFICE USE ONLY    002

                          MAIL TO: SECRETARY OF STATE
                              CORPORATIONS SECTION
                            1560 BROADWAY, SUITE 200
                                DENVER, CO 80202
                                 (303) 894-2251
                               FAX (303) 894-2242

MUST BE TYPED
FILING FEE: $25.00
MUST SUBMIT TWO COPIES

PLEASE INCLUDE A TYPED
SELF-ADDRESSED ENVELOPE
                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Colorado Business Bankshares, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted on March 6, 2001, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

       No shares have been issued or Directors Elected - Action by Incorporators
-----

       No shares have been issued but Directors Elected - Action by Directors
-----

       Such amendment was adopted by the board of directors where shares have ----- been issued and shareholder action was not required.

  X    Such amendment was adopted by a vote of the shareholders. The number of
-----  shares voted for the amendment was sufficient for approval.

       See Exhibit A for text of Amendments.

THIRD: If changing corporate name, the new name of the corporation is CoBiz Inc.

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: N/A

If these amendments are to have a delayed effective date, please list that date:

------------------------
(Not to exceed ninety (90) days from the date of filing)

                                        Colorado Business Bankshares, Inc.
                                        -------------------------------------

                                        Signature  /s/ Richard J. Dalton
                                                 ----------------------------
                                        Title    Executive Vice President and
                                                 Chief Financial Officer
                                                 ----------------------------
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                                    Exhibit A

1. Article 1 of the Articles of Amendment and Restatement is amended to read in its entirety as follows:

                  "The name of the Corporation is CoBiz Inc."

2. Section 3.5 of Article 3 of the Articles of Amendment and Restatement is amended to read in its entirety as follows:

                  "3.5 Voting Requirements. Any matter requiring the affirmative vote or approval of the shareholders may be approved by the vote required by the Act as now or hereafter in effect, applied as though the Corporation had been formed after June 30, 1994."